UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RoboStrategy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	39-2733263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Calle de San Francisco Suite 200 San Juan, Puerto Rico	00901
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered
Common Stock, par value $0.001	The Nasdaq Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-291400

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The registration statement on Form 8-A relates to the registration of common stock, par value $0.001 per share (the “Common Stock”), of RoboStrategy, Inc., a Maryland corporation (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Common Stock on The Nasdaq Stock Market, LLC (“Nasdaq”). The description of the Common Stock of the Company to be registered hereby is contained in the section entitled “Description of Our Shares” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission on November 7, 2025 (Registration No. 333-291400), including exhibits, and as may be subsequently amended from time to time, is hereby incorporated by reference herein.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROBOSTRATEGY, INC.

Date: March 27, 2026	By:	/s/ Marc Weinstein
Marc Weinstein
Director and Secretary

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